                                                                    EXHIBIT 23.4



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1996, with respect to the financial statements of Boca Raton Hotel and Club Limited Partnership included in Post Effective Amendment No. 1 to the Registration Statement (Form S-1 No.-333-23133) and related Prospectus of Florida Panthers Holdings, Inc. for the registration of 17,669,444 shares of its Class A Common Stock.



                                            /s/ Ernst & Young LLP





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                                            ERNST & YOUNG LLP



West Palm Beach, Florida


April 10, 1997